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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 2004, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-119806) and related Prospectus of TOP Tankers Inc. for the registration of 7,515,528 shares of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
November 3, 2004

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Consent of Independent Registered Public Accounting Firm